UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 28, 2010, Empire Resorts, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Meeting”) for the purpose of electing two Class I directors to serve on the Board of Directors of the Company until the Company’s annual meeting of stockholders in 2013 and until their successors are elected and qualified.

The total number of votes cast in person or by proxy at the Meeting was 38,694,785, representing approximately 55.3% of the 69,947,420 votes entitled to be cast at the Meeting.  Each director nominee was elected.  Set forth below is the number of votes cast for or withheld as to each nominee for director.

1.           Election of Directors.

NOMINEE	VOTES FOR	VOTES WITHHELD
Joseph A. D’Amato	38,561,760	133,025
Gregg Polle	38,587,157	107,628

Item 8.01	Other Events.

On December 30, 2010, the Company announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to a rights offering in which existing stockholders will receive non-transferable rights to purchase additional shares of the Company’s common stock. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued the Company on December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: December 30, 2010	By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued the Company on December 30, 2010.